                                                                 EXHIBIT 10.4(a)

                         LOAN AGREEMENT BY AND BETWEEN

                              NEWMARK HOMES, L.P.

                                      and

                          BANK OF AMERICA TEXAS, N.A.

                      Dated the 29th day of November, 1996

                               TABLE OF CONTENTS

                                                                                                                    Page
Section 1.  General Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                 1.1      Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                 1.2      Certain Definitions; Use of Defined Terms; Accounting Terms;
                          Singular or Plural  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.3      Revolving Line of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 1.4      Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.5      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 1.6      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 2.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                 2.1      Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.2      Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.3      Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.4      Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 2.5      Liabilities and Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 2.6      Titles and Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 2.7      No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 2.8      Patents, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 2.9      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 2.10     Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.11     Margin Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.12     Utilities, Access and Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.13     Borrower Not a "Foreign Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.14     Commencement of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Section 3.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 3.1      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.2      Taxes and Other Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.3      Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.4      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.5      Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 3.6      Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 3.7      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 3.8      Certificate of Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 3.9      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 3.10     Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 3.11     Residential Subdivisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 3.12     Surveys and Appraisals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.13     Plans; Construction in Compliance with Plans  . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.14     Construction Contracts; Commencement of Construction  . . . . . . . . . . . . . . . . . . .  19

                 3.15     Governmental Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.16     Compliance with Legal Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.17     Use Violations; Notifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.18     Construction of Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 3.19     Continuing Compliance with Requirements for Advances  . . . . . . . . . . . . . . . . . . .  20
                 3.20     Correction Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 3.21     Continuous Construction of the Improvements . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.22     Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.23     Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 4.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                 4.1      Dividends and Redemptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 4.2      Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 4.3      Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 4.4      Utility Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 4.5      Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 4.6      Restrictions on Speculative Homes, Model Homes, Single Family Houses in Austin and
                          Inventoried Lots  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 4.7      Limitation on Aggregate Deed of Trust Amount  . . . . . . . . . . . . . . . . . . . . . . .  26
                 4.8      Flood Plain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 4.9      Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 4.10     Loans and Advances to Employees, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 4.11     Investments, Loans and Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 4.12     Merger and Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 4.13     Restrictions on Undeveloped Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Section 5.  Commitment to Lend; Conditions to the Bank's Obligations to Make Advances   . . . . . . . . . . . . . . .  27

                 5.1      Bank's Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 5.2      Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 5.3      Guidance Line . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 5.4      Bank's Discretion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 5.5      Involuntary Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 6.  Events of Default and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                 6.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 6.2      Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Section 7.  Additional Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                 7.1      Change of Ownership or Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 7.2      Change in Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

Section 8.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                 8.1      Counsel to Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 8.2      Required Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

Arbitration


Section 9. Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                 9.1      Controversies Covered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 9.2      United States Arbitration Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 9.3      Rules of Arbitration; Place of Arbitration  . . . . . . . . . . . . . . . . . . . . . . . .  34
                 9.4      Statute of Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 9.5      Dispute as to Subject Matter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 9.6      Confirmation and Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 9.7      No Limitation on Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 9.8      No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 10.  Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                 10.1     Definition of Hazardous Substance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 10.2     Representation and Warranty Regarding Hazardous Substances  . . . . . . . . . . . . . . . .  35
                 10.3     Compliance Regarding Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 10.4     Notices Regarding Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 10.5     Site Visits, Observations and Testing . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 10.6     Remedial Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 10.7     Secured Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 10.8     INDEMNITY REGARDING HAZARDOUS SUBSTANCES  . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 10.9     Defense of Indemnified Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 10.10    Remedies Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

Section 11.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                 11.1     Survival of Various Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 11.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 11.3     Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 11.4     Renewals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 11.5     No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 11.6     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 11.7     Non-Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 11.8     Consent to Deviation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 11.9     Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 11.10    Payment on Non-Business Days. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 11.11    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 11.12    Controlling Document  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 11.13    Savings Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 11.14    Participations and Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 11.15    Set Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 11.16    Form and Substance of Surveys, Appraisals and other Documents . . . . . . . . . . . . . . .  42
                 11.17    Concerning the Revolving Line of Credit . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 11.18    Concerning Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 11.19    Purpose and Effect of Bank Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                 11.20    No Third Parties Benefited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.21    Authority to File Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.22    Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.23    Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.24    [Intentionally Deleted.]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.25    Relationships With Other Bank Customers . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 11.26    Disclosure to Title Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 11.27    Improvement District  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 11.28    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 11.29    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 11.30    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 11.31    Language of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 11.32    No Oral Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


EXHIBITS


         "A"    -         Form of Note
         "B"    -         Form of Deed of Trust
         "C"    -         Form of Supplement
         "D"    -         Form of Loan Application
         "E"    -         Form of Certificate of Compliance
         "F"    -         Insurance Requirements

         Schedule "1" -   Exceptions to Representations and Warranties

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT made and entered into on the 29th day of November, 1996, by and between NEWMARK HOMES, L.P., a Texas limited partnership, with offices and place of business at 10435 Greenbough, Suite 101, Stafford, Texas 77477 (the "Borrower"), and BANK OF AMERICA TEXAS, N.A., a national banking association, with offices at 1925 W. John Carpenter Freeway, Irving, Texas 75063 (hereinafter called the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Bank has agreed to make a revolving loan to Borrower in the principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (the "Loan"), the proceeds of which will be used by Borrower to acquire certain lots for single family homes and/or to construct new single family detached homes (the "Improvements") on certain real property (the "Land") owned by Borrower and located in the State of Texas. The Land and the Improvements are sometimes hereinafter collectively referred to as the "Property". Borrower will also use the proceeds of the Loan to pay other costs and expenses related to the development of the Land; and

         WHEREAS, the Bank has agreed to make advances of the Loan to the Borrower pursuant to and in accordance with the terms of this Agreement.

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower and the Bank hereby agree as follows:


                      Section Section 1.    General Terms


          1.1 Indebtedness. Upon the terms and conditions hereinafter set forth, the Bank agrees to lend the Borrower an aggregate of up to $15,000,000.00, as evidenced by a Revolving Line of Credit to be extended to the Borrower by the Bank, as more specifically described in Section 1.3 hereof.


          1.2 Certain Definitions; Use of Defined Terms; Accounting Terms; Singular or Plural.

                 (a)              As used herein:

                 "Aggregate Deed of Trust Amount" shall mean, at any given time, the sum of (i) all Deed of Trust Amounts for all Single Family Houses and (ii) all Deed of Trust Amounts for all Inventoried Lots.

                 "Agreement" shall mean this Loan Agreement as it may be amended or supplemented from time to time.

                 "Appraisal" shall mean (i) with respect to each particular plan type of Single Family House in each (residential) subdivision in which the Borrower is active, a current appraisal which is not more than nine
         (9) months old prepared by an appraiser selected, commissioned and paid by the Bank (but which shall be subject to reimbursement by the Borrower pursuant to Section 3.6 of this Agreement), in form and substance satisfactory to the Bank stating the appraised value of each Lot upon completion of the Improvements thereon and (ii) with respect to an Inventoried Lot, a current appraisal which is not more than nine
         (9) months old prepared by an appraiser selected, commissioned and paid by the Bank (but which shall be subject to reimbursement by the Borrower pursuant to Section 3.6 of this Agreement), in form and substance satisfactory to the Bank, stating the appraised value of such Inventoried Lot, without taking into consideration any improvements to be constructed thereon; provided, however, the Bank will, subject to its internal review and approval, accept appraisals performed by other financial institutions which are providing construction financing to the Borrower with respect to Single Family Houses and/or Inventoried Lots in subdivisions in which the Bank is providing financing to the Borrower pursuant to the terms hereof and, upon such review and approval, each such appraisal performed by or on behalf of such other financial institution shall constitute an Appraisal hereunder. All Appraisals shall be periodically updated so that no Appraisal is at any time more than nine (9) months old. The Bank will, upon the Borrower's request, provide copies of the Appraisals to other financial institutions which are providing construction financing to the Borrower.

                "Appraised Value" shall mean the value, or projected value, of a Single Family House upon completion of the construction thereof (whether or not such construction has been completed), or the value of an Inventoried Lot, as the case may be, determined in each case by the Appraisal thereof.

                "Architect" shall mean any fully licensed architect or engineer engaged by the Borrower to design Single Family Houses.

                "Borrowing Base" shall mean the collection or group or assets satisfying the requirements set forth in Section 3.23(a) hereof.

                "Borrowing Base Report" shall have the meaning set forth in
         Section 3.23(b) hereof.

                "Borrowing Base Value shall mean, as of any given date, the Aggregate Deed of Trust Amount reflected on the most current Borrowing Base Report delivered to the Bank by the Borrower and not disapproved by the Bank pursuant to the provisions of Sections 3.22, 4.6 or 4.7 hereof.

                "Borrowing Date" shall mean the date on which all conditions contained in Section 5 of this Agreement are met.

                 "Business Day" shall mean any day except a Saturday, Sunday or other day on which the Bank is authorized or required by law to close.

                 "Certificate of Compliance" shall mean each certificate described in Section 3.8 of this Agreement.

                 "Change of Ownership or Control" shall mean the event described in Section 7.1.


                 "Collateral" shall mean the property described in Section 3.10 of this Agreement, securing payment of the Indebtedness and performance of the obligations of the Borrower under this Agreement and the other Security Instruments.

                 "Construction Contracts" shall mean any and all contracts or agreements, written or oral, between either Borrower and any other person in any way relating to the construction of any Improvements by such other person.

                 "Cost of Construction" shall mean and include the cost of purchasing the Lots (including costs needed to release any liens on a Lot prior to the lien created by the applicable Deed of Trust) and the following costs of construction of the Improvements: demolition costs of any existing buildings; cost of labor, material and site improvements; and amounts paid to contractors to construct the Improvements and landscaping. In order for materials to constitute a Cost of Construction, they must be delivered to the Borrower and be installed or stored on a Lot; provided that material stored by the Borrower elsewhere may constitute a Cost of Construction if (i) identified as off-site material and (ii) assurances are furnished satisfactory to the Bank that the security interest created by the applicable Deed of Trust has attached and has been perfected as to such material and there is no other security interest relating to such material.

                "Debt" shall mean all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

                          (a) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                          (b) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor;

                          (c) All indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject to such mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance, whether or not the liabilities secured thereby have been assumed; and

                           (d) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with generally accepted accounting principles, should not be reflected on the lessee's balance sheet.

                 "Deeds of Trust" shall mean, collectively, the Initial Deeds of Trust and the Supplements.

                 "Deed of Trust Amount" shall mean (i) with respect to a Single Family House, the lesser of (a) seventy percent (70%) of the Appraised Value of such Single Family House, (b) seventy percent (70%) of the Sales Price of such Single Family House, (c) ninety percent (90%) of the Cost of Construction of such Single Family House and soft costs approved by the Bank with respect thereto, (d) with respect to a Model Home, $225,000.00 and (e) with respect to any other Single Family House, $300,000.00, and (ii) with respect to an Inventoried Lot, the lesser of (x) seventy percent (70%) of the sales price of such Inventoried Lot set by the Borrower, (y) seventy percent (70%) of Appraised Value of such Inventoried Lot and (z) ninety percent (90%) of the cost to the Borrower of purchasing such Inventoried Lot.

                 "Default" shall mean an event which with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                 "Event of Default" shall mean any event specified in Section 6 of this Agreement provided that any requirement for the giving of notice, the lapse of time, or the happening of any condition, event or act has been satisfied.

                 "FHA" shall mean the Federal Housing Administration.

                 "Financial Statements" shall mean the audit report, annual financial statements, and interim statements described or referred to in Section 3.1 of this Agreement.

                 "General Partner" shall mean Newmark Home Corporation,a Nevada corporation.

                 "Governmental Authority" shall mean any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, and any and all providers of water, gas or electricity.

                 "Governmental Permits" shall mean all authorizations, certificates, licenses, permits, correspondence and any other evidence from any Governmental Authority regarding compliance with or performance or satisfaction of any Legal Requirement.

                 "Improvements" shall mean the improvements described in the applicable Plans, consisting of a single family residence for sale, to be constructed on the applicable Lot as required by the Plans.

                 "Indebtedness" shall mean all sums owed or to be owed by the Borrower to the Bank, whether principal or interest, including principal and interest on the Note and reimbursement of monies advanced by the Bank pursuant to Sections 3.6, 3.14 or 5.5 hereof.

                 "Initial Deeds of Trust" shall mean those Deeds of Trust, Security Agreement and Assignment of Rents and Leases, executed by the Borrower for the benefit of Bank and recorded in the real property records of Brazoria, Dallas, Collin, Fort Bend, Galveston, Harris, Travis, Williamson and Tarrant Counties, Texas, and any other Deed of Trust, Security Agreement and Assignment of Rents and Leases executed by the Borrower for the benefit of the Bank in the form attached hereto as Exhibit "B" and to be recorded in the above described counties and/or other counties approved by the Bank, each of which shall cover
         (i) the Lots in each such county which are added to the Borrowing Base, and the Improvements to be constructed thereon, and (ii) the Collateral described in Section 3.10 relating to such Lots and Improvements.

                 "Inventoried Lot" shall mean a single family residential lot meeting the requirements of clauses (i) through (iv), but not clause
         (v), of the definition of "Lot" set forth herein.

                 "Legal Requirements" shall mean (a) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to the Borrower or any Lot or Improvements, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (b) the Borrower's presently or subsequently effective certificate of limited partnership and limited partnership agreement, (c) any and all covenants, conditions or restrictions applicable to the Lots or the Improvements or the ownership, use or occupancy thereof, (d) any and all leases or contracts (written or oral) of any nature that relate in any way to the Lots or the Improvements or to which the Borrower may be bound, and (e) any requirement necessary to satisfy any conditions imposed upon the Borrower necessary to comply with the requirements of any permanent financing obtained through either the FHA or VA,

                 "LIBOR Rate" shall mean the variable rate of interest set forth on Exhibit "I" attached to the Note.

                 "Loan Application" shall mean a certificate of the chief financial officer of the General Partner in the form attached hereto as Exhibit "D," requesting approval of an advance under the Revolving Line of Credit from the Bank to the Borrower.

                 "Lot" shall mean any single family residential lot (i) included in the Borrowing Base, (ii) which is located in a residential subdivision in the State of Texas which has not been disapproved by the Bank pursuant to Section 3.11 hereof, (iii) with respect to which all development and construction work has been completed (including (A) completion of all public roadways necessary to provide sufficient access to such Lot and (B) completion of all water, sanitary and storm sewer facilities in capacities sufficient for single family residential use) so that such Lot is ready for a Single Family House to be constructed thereon, (iv) which shall be of sufficient size for the construction of a Single Family House thereon and (v) upon which the Borrower intends to commence construction of a Single Family House promptly after the first advance under the Revolving Line of Credit with respect thereto.

                 "Maximum Outstanding Amount" shall mean, at any given time,the lesser of (i) the Borrowing Base Value at such time and (ii) $15,000,000.00.

                 "Maximum Rate" shall have the meaning given thereto in the Note.

                 "Model Home" shall mean a Single Family House constructed by the Borrower to be used in promoting the sale of homes being built with the proceeds of the Revolving Line of Credit.

                 "Note" shall mean the Promissory Note Secured by Deed of Trust of the Borrower issued pursuant to Section 1.3 of this Agreement in the form attached as Exhibit "A" to this Agreement.

                 "Pacific USA" shall mean Pacific USA Holdings Corp.

                 "Permitted Encumbrances" shall mean those outstanding liens, easements, building lines, restrictions, mineral interests and other matters affecting a Lot which are described in the Title Commitment issued with respect to such Lot and are acceptable to the Bank, except those described in printed exceptions 2, 3 and 4 of the Texas standard mortgagee's policy and any other similar matters, however designated.

                 "Person" or "person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, government or political subdivision or agency thereof.

                 "Plans" shall mean the final plans and specifications, in form and content satisfactory to the Bank, for the construction of the Improvements on the Lot with which they are submitted in the Loan Application, and all amendments and modifications thereof.

                 "Plot Plan" shall mean, with respect to each Single Family House, the final drawing or plan and related specifications, in form and content satisfactory to the Bank, showing the location of such Single Family House on the Lot on which it is to be constructed, and all easements, setback lines, flood plain designation and other applicable matters.

                 "Prior Financial Statements" shall mean the consolidated financial statements for the Borrower and the General Partner for the period ended July 31, 1996, and as at such date.

                 "Reference Rate" shall mean the variable rate of interest set forth on Exhibit "I" attached to the Note.

                 "Released Portion" shall have the meaning set forth in
         Section 4.3(b) hereof.

                 "Required Report" shall mean a report, certified by the chief financial officer of the General Partner, setting forth (1) a summary of all single family houses (whether or not such single family houses constitute Single Family Houses) under construction by the Borrower, constructed and still owned by the Borrower or sold since the date of the last Required Report, indicating the status, location and value (both current and projected as completed) of each such single family house; (2) a "sales and closings" report indicating the sales of single family houses (whether or not such single family houses constitute Single Family Houses) closed by the Borrower since the date of the last Required Report, listing the gross sales price and net sales price of such closings, any cancellations, and a summary of the then existing closings and contracts backlog by subdivision; and (3) a "speculative and models inventory by subdivision" report reflecting, on a subdivision by subdivision basis, the number of Speculative Homes and Model Homes in the Borrower's inventory and the date of completion (or anticipated date of completion) of each Speculative Home and Model Home.

                 "Revolving Line of Credit" shall mean the line of credit pursuant to Section 1.3.

                 "Sales Contract" shall mean an executed bona fide sale and purchase contract pursuant to the terms of which a Person other than an affiliate of the Borrower has contracted to purchase a lot or single family house.

                 "Sales Price" shall mean the sales price of a Single Family House set by the Borrower, such price to be updated monthly. For purposes of determining the Deed of Trust Amount with respect to a Single Family House, if the Bank determines that there exists patterns of sales with actual sales prices below the sale prices set therefore by the Borrower under this paragraph, then the Bank shall have the right to adjust such sales prices to amounts which the Bank believes accurately reflect the true sales price for each Single Family House.

                 "Security Instruments" shall mean this Agreement, the Note, the Deeds of Trust, the Certificates of Compliance, and any and all other instruments now or hereafter executed in connection with or as security for the Note.

                 "Single Family House" shall mean any single family residence
         (i) included in the Borrowing Base, (ii) which is located on a Lot,
         (iii) which is the only single family residence located on such Lot and
         (iv) which has been completely constructed, or is then under construction, by the Borrower in compliance with the Plans therefor and all Legal Requirements.

                 "Specified Property" shall have the meaning set forth in
         Section 3.23(a) hereof.

                 "Speculative Home" shall mean any Single Family House which is not the subject of a Sales Contract.

                 "Supplement" shall mean a Supplemental Deed of Trust, Security Agreement and Financing Statement to be executed by the Borrower in the form attached hereto as Exhibit "C" whereby a Lot and the Improvements thereon or to be constructed thereon, and the Collateral described in
         Section 3.10 relating to such Lot and Improvements, are made subject to the liens created by the Initial Deed of Trust previously filed in the county in which such Lot is located.

                 "Survey" shall mean an accurate on-the-ground survey consisting of field notes (if the applicable property has not been platted) prepared by a licensed surveyor approved by the Bank and (a) showing the location of any easements, rights-of-way, setback lines, encroachments, fences, ditches or overlaps thereon or thereover, at the outside boundary lines of the applicable tract of land and all applicable Improvements, (b) identifying all easements, setback lines and other matters referred to on the related Title Commitment or Title Insurance, (c) containing a flood plain certification, (d) including such surveyor's registered number and seal and the date of such survey and (e) reflecting whether such tract of land has access to and from a publicly dedicated street or road.

                 "Title Commitment" shall mean the commitment to issue an owner's and/or mortgagee's title insurance policy in the form promulgated by the State Board of Insurance of the State of Texas issued by the Title Insurer and pertaining to the Lot for which a Loan Application is submitted to the Bank.

                 "Title Insurance" shall mean a paid mortgagee's title insurance policy binder on interim construction loan or paid mortgagee's title insurance policy, as the Bank, in its sole discretion, may require prior to the advance hereunder for the acquisition of or commencement of construction on a Lot for which a Loan Application is being made, in form and substance satisfactory to the Bank, issued by the Title Insurer in the amount of the Deed of Trust Amount of such Lot and the Improvements to be constructed thereon in accordance with the Plans therefor (which policy may include a rider or endorsement limiting the binder or policy to the aggregate amounts actually advanced) covering the lien on the interest of the Borrower described therein.

                 "Title Insurer" shall mean such title insurer as the Bank, in its sole discretion, may approve.

                 "VA" shall mean the Veterans Administration.

                 (b) All terms defined in this Agreement shall have the defined meanings when used in any Note, certificate, report or other document made or delivered pursuant to this Agreement, unless specifically required otherwise.

                 (b) Terms in the singular shall include the plural and those in the plural shall include the singular unless the context shall otherwise require.


         1.3 Revolving Line of Credit. The Bank, during the period from the date of this Agreement until the date that is twenty-four (24) months after the date of this Agreement (for the initial advance with respect to any Lot or the Improvements thereon or to be constructed thereon), and until the earlier to occur of (i) the date that is twelve (12) months after the date of the initial advance with respect to any Lot or Improvements and (ii) the maturity date of the Note (whether occurring by the terms of the Note, by acceleration or otherwise (as such maturity date may be extended in accordance with the terms of the Note), for subsequent advances for such Lot and Improvements, subject in all instances to (a) the terms and conditions of this Agreement, (b) the condition that at the time of each borrowing hereunder, the condition of the Borrower, financial and otherwise, and the condition of the Collateral, are satisfactory to the Bank, and (c) the condition that no Default or Event of Default has occurred and is then continuing to occur, agrees to make advances to the Borrower pursuant to a Revolving Line of Credit up to but not in excess of the Maximum Outstanding Amount upon compliance by the Borrower with the provisions of Section 5.2 hereof. The Borrower's obligation to repay the Revolving Line of Credit shall be evidenced by the Note. The Note shall bear interest at the rate or rates set forth in Section 1.5 hereof. Accrued and unpaid interest on the Note shall be due and payable on the first day of each month, commencing January 1, 1997. All unpaid principal and accrued and unpaid interest on the Note shall be due and payable on November 29, 1998; provided, however, in the event that Bank elects in its sole discretion not to renew the Revolving Line of Credit hereunder at the maturity date of the Note, the term of the Note shall be extended for an additional twelve (12) month period in order to allow for the completion of construction and the sale or refinancing of all Single Family Houses and Lots which are subject to the Revolving Line of Credit at the time of the original maturity date of the Note, all as more particularly provided in the Note.

         1.4              Prepayments.


                 (a) If at any time the outstanding balance under the Revolving Line of Credit is in excess of the Maximum Outstanding Amount, or if required by any other provision of this Agreement, the Borrower shall, immediately and without demand, make a mandatory prepayment on the Note in an amount sufficient to reduce the outstanding balance under the Revolving Line of Credit to the Maximum Outstanding Amount.


                 (b) If any Single Family House and/or Lot and/or Inventoried Lot has not been sold in a bona fide sales transaction to a Person other than an affiliate of the Borrower on or before the date that is one (1) year after the date of execution of the Deed of Trust for such Single Family House, Lot or Inventoried Lot (as the case may be), the Borrowing Base shall be reduced in an amount equal to ten percent (10%) of the Deed of Trust Amount of such Single Family House, Lot or Inventoried Lot (as the case may be). A further ten percent (10%) reduction (in the manner described herein) shall also be made on each subsequent anniversary date (of the execution of such Deed of Trust) with respect to each Single Family House and/or Lot and/or Inventoried Lot that has not been sold in a bona fide sales transaction to a Person other than an affiliate of Borrower on or before such anniversary date.


                 (c) If any Single Family House (exclusive of Model Homes) and/or Lot and/or Inventoried Lot has not been sold in a bona fide sales transaction to a Person other than an affiliate of the Borrower on or before the date that is two (2) years after the date of execution of the Deed of Trust for such Single Family House (exclusive of Model Homes), Lot or Inventoried Lot (as the case may be), the Borrower shall make a mandatory prepayment on the Note in an amount equal to the Deed of Trust Amount for such Single Family House (exclusive of Model Homes), Lot or Inventoried Lot (as the case may be), as reduced under subparagraph (b) above.


                 (d) Notwithstanding any provision of Section 1.4(b) or (c) above to the contrary, upon the maturity of the Note (whether occurring by the terms of the Note, by acceleration or otherwise) all unpaid amounts under the Note shall become immediately due and payable upon such maturity date.


                 (e) Except for the prepayment premium payable with respect to any Rate Portion bearing interest at a LIBOR Alternative as more fully described in the Note, the Borrower shall have the right to prepay without premium at any time, upon two (2) Business Days written notice to the Bank, any amount owing on the Note which bears interest at the Reference Rate. Such voluntary prepayments shall be limited to one (1) per calendar week. Any prepayment made pursuant to this Section 1.4 shall be applied first to principal.

         1.5              Interest.  The Note shall bear interest as follows:


                          (a) Subject to the provisions of the Note and paragraphs (b) and (c) of this Section 1.5, the Borrower shall pay interest on the outstanding principal amount of the Note (or portions thereof) at either (i) one-half percent ( 1/2%) per annum over the Reference Rate and/or (ii) two and one-half percent (2 1/2%) per annum over the LIBOR Rate.


                          (b)              In the event that, and for so long
         as any Event of Default shall have occurred and be continuing, then and in any such event, the outstanding principal amount of the Note shall bear interest at the Maximum Rate.


                          (c) Notwithstanding anything contained herein to the contrary, in no event shall the interest rate payable with respect to the Note exceed the Maximum Rate.


         1.6 Use of Proceeds. Advances under the Revolving Line of Credit shall be used for Costs of Construction and for the acquisition of Inventoried Lots, and no other purpose.

                     Section 2.    Representations and Warranties

         The Borrower represents and warrants to the Bank that, except as set forth on Schedule 1 hereof:


         2.1 Existence. The Borrower is a limited partnership duly organized, legally existing and in good standing under the laws of the State of Texas and duly qualified and in good standing as a foreign limited partnership in all other jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary. The Borrower has the right and power to own and develop the Property as contemplated in this Agreement.


         2.2 Authority. The Borrower is duly authorized and empowered to create and issue the Note, and to execute and deliver the Security Instruments, and all other instruments referred to or mentioned herein, and all action requisite for the due creation, issuance and delivery of the Note and the due execution and delivery of the Security Instruments has been duly and effectively taken. This Agreement, the Note, and the other Security Instruments, when executed and delivered, will be valid and binding obligations of the Borrower enforceable in accordance with their terms (subject to any applicable bankruptcy, insolvency or other laws generally affecting the enforcement of creditors' rights) . This Agreement, the Note, and the other Security Instruments do not violate any provisions of the Borrower's limited partnership agreement or any contract, agreement, law or regulation to which the Borrower is subject, and the same do not require the consent or approval of any regulatory authority or governmental body of the United States of America or any state. To the best of the Borrower's knowledge, the Borrower is not in violation of any law, regulation or ordinance, or any order of any court or governmental entity.


         2.3 Financial Condition. The Prior Financial Statements which have been delivered to the Bank are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fully, fairly and accurately reflect the financial condition and results of the operations of the Borrower and the General Partner, respectively, as at the dates and for the periods stated. No material adverse change has occurred since the date of the Prior Financial Statements in the condition, financial or otherwise, of either the Borrower or the General Partner.


         2.4 Full Disclosure. Neither this Agreement nor any certificate or statement or any other data, reports, documents and information furnished by the Borrower or any of its partners in connection with the negotiation of this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact known to the Borrower necessary to make the statements contained herein or therein not misleading. There is no material fact known to the Borrower which the Borrower has failed to disclose to the Bank in writing which affects the business, operations, assets, prospects or condition, financial or otherwise, of the Borrower.


         2.5 Liabilities and Litigation. The Borrower has no liabilities, and no litigation, legal or administrative proceedings, investigation or other action is pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any Lot or Improvements, and/or involving the possibility of any judgment or liability not fully covered by insurance, or which may affect any Lot or Improvements any other business or assets of the Borrower or the Borrower's ability to carry on business as now conducted, except as disclosed in the Prior Financial Statements and liabilities incurred in the ordinary course of business. To the best knowledge of the Borrower, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, law, governmental regulation or otherwise relative to the business or the assets of the Borrower.


         2.6 Titles and Encumbrances. The Borrower has good and indefeasible fee simple title to the Lots and Improvements for which advances are made to it under the Revolving Line of Credit, free and clear of all mortgages, liens and encumbrances, except those referred to in Section 4.2 hereof.


         2.7 No Default. No Default or Event of Default exists under this Agreement and the Borrower is not in default in any material respect under any contract, agreement or instrument to which the Borrower is a party or by which the Borrower or any of its property may be bound, or in any respect under any material contract, agreement or instrument to which the Borrower is a party or by which the Borrower or any of its property may be bound.


         2.8 Patents, etc. The Borrower has all patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and franchises which are required in order for it to conduct its business as now conducted without known conflict with the rights of others. The Borrower is not aware of any fact or condition which might cause any of such foregoing not to be renewed in due course.


         2.9 Taxes. The Borrower has filed all federal and state income tax returns which are required to be filed as of the date of this Agreement and has paid all taxes shown on said returns and on all assessments received by it to the extent such taxes have become due. Neither the

Borrower nor any of such returns is currently the subject of, or has been threatened with, an audit relating to such tax matters.


         2.10 Compliance. The Borrower has complied with all material valid and applicable statutes, rules and regulations of each jurisdiction to which it may be subject, including, without limitation, all Legal Requirements.


         2.11 Margin Securities. The Borrower does not own any "margin security" or "margin stock" as defined in Regulations G, U or X of the Board of Governors of the Federal Reserve System (12 C.F.R. Parts 207, 221 and 224, respectively).


         2.12 Utilities, Access and Construction. All utility services, including water supply, storm and sanitary sewer facilities, electric and telephone facilities and related services necessary for the construction of the Improvements on Lots currently owned by the Borrower, and the use thereof for their intended purposes, are available for such Lots and Improvements.
Each Lot currently owned by the Borrower has adequate access to public streets and roads. The Borrower has not made any oral or written contract or arrangement of any kind, the performance of, which by the other party thereto would give rise to a lien on any Lot or Improvements of equal or greater priority than the liens created under the Security Instruments.


         2.13 Borrower Not a "Foreign Person". The Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.


         2.14 Commencement of Construction. Prior to the recordation of any Deed of Trust (i) no work of any kind shall be commenced or performed on the Property by or on behalf of the Borrower, and (ii) no equipment or material shall be ordered or delivered to or upon the Property by or on behalf of the Borrower for any purpose whatsoever.

                          Section 3.    Affirmative Covenants

         Until the Indebtedness of the Borrower to the Bank has been paid or while the Bank has a commitment to the Borrower hereunder:


         3.1 Reporting Requirements. The Borrower will promptly furnish to the Bank from time to time the following information regarding the business affairs and financial condition of the Borrower:


                 (a) as soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, the statement of the chief financial officer of the General Partner of the Borrower setting forth details of such Default or Event of Default and the action which the Borrower proposes to take with respect thereto;


                 (b) as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, the balance sheet of each of the Borrower and the General

         Partner, as of the end of such quarter, the statement of income of each of the Borrower and the General Partner for such quarter, and the statement of cash flow of each of the Borrower and the General Partner for such quarter all in reasonable detail and certified by the chief financial officer of the General Partner;


                 (c) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of both the Borrower and the General Partner, the balance sheet of each of the Borrower and the General Partner as at the end of such year and the statement of income, statement of cash flow and statement of equity and changes in financial position of each of the Borrower and the General Partner for such year, together with comparative figures for the preceding fiscal year, and audited by independent certified public accountants acceptable to the Bank, together with the Borrower's and the General Partner's good faith projection of income, expenses and cash flow for the next two fiscal years (i.e., the two fiscal years following the year to which such balance sheet, statement of income, statement of cash flow and statement of equity relate);


                 (d) as soon as available, and in any event within thirty (30) days after the last day of each month, the Required Report;


                 (e) concurrently with the financial statements required by Sections 3.1(b) and 3.1(c), a Certificate of Compliance;


                 (f) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Pacific USA, the balance sheet of Pacific USA and its subsidiaries as at the end of such year and the statement of income, statement of cash flow and statement of shareholders' equity and changes in financial position of such companies for such year, together with comparative figures for the preceding fiscal year, and audited by independent certified public accountants acceptable to the Bank;


                 (g) as soon as available, and in any event within two (2) Business Days following the last day of each calendar week, a Borrowing Base Report certified by the chief financial officer of the General Partner;


                 (h)              concurrently with the financial statements
         required         by Section 3.1(c), the report of insurance required
         by Section 3.7;


                 (i) as soon as possible, and in any event, within five (5) days of knowledge thereof, the notice of litigation required by Section 3.9 of this Agreement; and


                 (j) such other information the Bank may reasonably request from time to time.

         The Borrower shall use its best efforts to obtain, within one hundred twenty (120) days after the end of each fiscal year of Pacific Electric Wire & Cable Co., Ltd., the balance sheet of such company as at the end of such year and the statement of income, statement of cash flow and statement of shareholders' equity and changes in financial position for such company for such year, together with comparative figures for the preceding fiscal year.

         The Financial Statements and other reports shall be complete and correct, and prepared in accordance with generally accepted accounting principles consistently applied. Each balance sheet delivered to the Bank shall include all contingent liabilities of the Borrower.

         The Borrower grants to the Bank the right, at any time and from time to time, to send the Bank's own representatives and/or employees to inspect, copy, and/or audit the books of the Borrower.


         3.2 Taxes and Other Liens. The Borrower will promptly pay and discharge, prior to the date when any interest or penalty shall accrue thereon, all taxes, assessments, governmental charges, impositions, water and sewer rents, claims for labor, supplies, rent and other obligations which if unpaid, might become a lien against the property of the Borrower. The Borrower will promptly pay and discharge all taxes, assessments and other governmental charges or levies imposed upon the Borrower on the income, profits or assets of the Borrower or upon any of its property (real, personal or mixed) or upon any part thereof, not later than the due date thereof. The Borrower shall not place, or permit to be placed, a lien upon, or otherwise mortgage, hypothecate or encumber all or any portion of the Lots or Improvements (other than vendor's liens and purchase money liens reserved by suppliers of appliances and other similar items placed in the Improvements and which are purchased by the Borrower on open account) regardless of whether same is allegedly or expressly inferior to the Bank's liens and, if any such lien is placed or asserted against any portion of the Lots or the Improvements, the Borrower shall promptly, at its own cost and expense, (i) pay the underlying claim in full, take such other action so as to cause the same to be released, or bond around such claim to the Bank's satisfaction and (ii) within five (5) days after the date such lien is asserted, give the Bank notice of the placing or assertion of such lien. Upon request of the Bank, the Borrower will furnish to the Bank satisfactory evidence to indicate the Borrower's compliance with this Section 3.2.


         3.3 Maintenance. The Borrower will maintain its existence as a limited partnership and remain in or become a limited partnership in good standing in each jurisdiction in which it is required to be qualified. The Borrower will maintain all patents, trademarks, franchises and licenses necessary in its business, and comply with all Legal Requirements, and it will maintain or cause to be maintained its properties in good and workable condition at all times. The Borrower shall continue to conduct, operate and manage its business substantially as its business is currently being conducted, managed and operated.


         3.4 Further Assurances. The Borrower will promptly cure any defects in the execution and delivery of this Agreement, the Note, the other Security Instruments and any other instrument or instruments referred to or mentioned herein. The Borrower will immediately execute and deliver to Bank upon request all security agreements, financing statements, certificates of title, deeds of trust, mortgages and other instruments to accomplish the covenants and agreements of the Borrower under this Agreement and the other Security Instruments. Upon the request of the Bank, the Borrower shall deliver to the Bank:

                 (a) an endorsement from the Title Insurer in form and substance satisfactory to the Bank (or other evidence satisfactory to the Bank), reflecting that there have been no changes to the status of title to a Lot or the Improvements thereon since the time the Title Insurance with respect to such Lot or Improvements was issued;


                 (b) a certificate from the Architect stating that, in his or their opinion, as the case may be, the construction of any Improvements relating to any Lot theretofore performed has been in substantial accordance with the Plans and all Legal Requirements;


                 (c) lien waivers or releases from all contractors contracting directly with the Borrower in connection with the construction of any Improvements; and


                 (d) such other certifications or evidence as the Bank may request.

The Borrower shall, without request, on or before the date that is eleven (11) months after the date of the issuance of each mortgagee's title insurance policy binder on interim construction loan with respect to a Lot, and every six
(6) months thereafter until the Lot and Improvements thereon have been sold pursuant to a Sales Contract, cause the Title Insurer to issue and deliver to the Bank an extension of such title binder.


         3.5 Performance of Obligations. The Borrower will pay the Note according to the reading, tenor and effect thereof and will do and perform every act and discharge all of the obligations provided to be performed and discharged under this Agreement, the Note, the Security Instruments and any and all of the instruments referred to or mentioned herein at the time or times and in the manner therein and herein specified. The Borrower will perform all obligations to be performed by it pursuant to the terms of each indenture, agreement, contract, and other instrument by which the Borrower or its properties are bound.


         3.6 Payment of Expenses. The Borrower shall pay all out-of-pocket costs and expenses, including, without limitation, all attorneys', accountants', engineers', architects', inspectors' and other professionals' or contractors' fees and recording costs incurred by the Bank in connection with the preparation, negotiation, execution and perfection of the Security Instruments and the creation of the liens created thereby and the monitoring and other administration of the Revolving Line of Credit. The Borrower shall, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank (i) for fees of Appraisals (and Appraisal reviews) commissioned by the Bank, (ii) to satisfy any obligation of the Borrower under the Security Instruments, (iii) to perfect and/or protect the lien or security interest of the Bank on or in any of the Collateral, (iv) to collect payments due under the Note or (v) to enforce the rights of the Bank under the Security Instruments or any other instrument referred to or mentioned herein or executed or to be executed in connection herewith, which amounts will include, without limitation, all court costs, attorneys' fees, fees of auditors and accountants and investigation expenses reasonably incurred by the Bank in connection with any such matters, together with interest at the rate of ten percent (10%) per annum, not to exceed the maximum non-usurious interest rate permitted by applicable law, on each such amount from the date the same was expended, advanced or incurred by the Bank until the date it is repaid to the Bank. A certificate of the Bank setting forth any such amount shall be conclusive evidence of the matters set forth therein in the absence of manifest error. The Borrower shall pay all costs and expenses required to satisfy the conditions of this Agreement and the other Security Instruments, including, without limitation, taxes and recording expenses and fees and commissions, if any, lawfully due to brokers in connection with the sale of any Lots or Improvements. All amounts advanced in connection herewith shall be secured by the Collateral.


         3.7              Insurance.

                 (a) The Borrower shall provide, maintain and keep in force at all times during any period of construction the builder's "all risk" insurance required under Exhibit "F" attached hereto and made a part hereof for all purposes. At all times prior to repayment of the Loan, the Borrower shall provide, maintain and keep in force all other insurance required by Exhibit "F". Also at all such times, the Borrower shall provide, maintain and keep in force any and all additional insurance that the Bank, in its reasonable judgment may from time to time require, against insurable hazards which at the time are commonly insured against in the case of property similarly situated. Such additional insurance may include flood insurance as required by federal law and earthquake insurance as required by the Bank. At the Bank's request, the Borrower shall supply the Bank with an original of any policy.

                 (b) All policies of insurance required under the Security Instruments shall be issued by companies approved by the Bank having an A.M. Best rating satisfactory to the Bank. The limits, coverage, forms, deductibles, inception and expiration dates and cancellation provisions of all such policies shall be acceptable to the Bank. In addition, each required property insurance policy shall contain the mortgagee clause (Texas Form 130 or its equivalent) in favor of the Bank, and shall provide that all proceeds be payable to the Bank to the extent of its interest. An approval by the Bank is not, and shall not be deemed to be, a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

                 (c) Each policy of insurance required under the Security Instruments shall provide that it may not be modified or canceled without at least fifteen (15) days prior written notice to the Bank. When any required insurance policy expires, the Borrower shall furnish the Bank with proof acceptable to the Bank that the policy has been reinstated or a new policy issued, continuing in force the insurance covered by the policy which expired. If the Bank fails to receive such proof and evidence, the Bank shall have the right; but not the obligation, to obtain current coverage and advance funds to pay the premiums for it. The Borrower shall repay the Bank immediately on demand for any advance for such premiums, which shall be considered to be an additional loan to the Borrower bearing interest at the Reference Rate and secured by the Deeds of Trust and any other collateral held by the Bank in connection with the Loan.

         3.8              Certificate of Compliance.  At the times set forth in
Section 3.1(e) of this Agreement, the Borrower shall deliver to the Bank a certificate in the form attached as Exhibit "E" hereto, which certificate shall be signed by the chief financial officer of the General Partner and shall state that he has reviewed the activities of the Borrower during the previous calendar month with a view to determining whether the Borrower has kept, observed, performed and fulfilled all of its obligations under this Agreement, the Note and the other Security Instruments, and that the Borrower has kept, observed, performed and fulfilled each and every covenant and condition contained in the Note, this Agreement and the other Security Instruments and is not at the time in default in the observance, performance or fulfillment of any such covenants and conditions or if the Borrower shall be in default, specifying any such default, the nature and status thereof, and what action, if any, has been taken to remedy the default or defaults.


         3.9 Litigation. As soon as possible and in any event, within five (5) days of knowledge thereof, the Borrower shall give written notice to the Bank of all litigation (other than litigation being defended by an insurance carrier without reservation as to coverage claiming amounts within said coverage) in which the Borrower may have liability in excess of $300,000.00 (or as to which no specified amount of damages is alleged) and of all proceedings before any governmental or regulatory agency affecting the Borrower.


         3.10 Security. The Indebtedness and obligations of the Borrower under this Agreement, the Note and the other Security Instruments shall be secured by a lien in favor of the Bank prior to any other lien or encumbrance on all of the Borrower's right, title and interest in and to each Lot and the Improvements thereon or to be constructed thereon, together with a security interest in favor of the Bank with respect to the following items located on, used in connection with, or arising out of each Lot and the Improvements thereon or to be constructed thereon: (i) all equipment now owned or hereafter acquired; (ii) all accounts receivable now or hereafter existing;
(iii) all chattel paper, documents and instruments now owned or hereafter acquired; (iv) all inventory now owned or hereafter acquired; (v) all general intangibles now owned or hereafter acquired; (vi) all sales Contracts; (vii) all Construction Contracts; and (viii) the proceeds, products and accessions of and to any and all of the foregoing.


         3.11 Residential Subdivisions. Advances may not be made with respect to any Lot or the Improvements to be constructed thereon if such Lot is located either outside the State of Texas or in any residential subdivision which the Bank disapproves in writing. The Borrower shall not be entitled to any advances with respect to any Lot or Improvements located in a residential subdivision if the Borrower has not obtained, received and approved, in accordance with prudent and reasonable industry standards, a Phase I Environmental Audit prepared with respect to such Lot. If requested by the Bank, the Borrower shall deliver to the Bank a Phase I Environmental Audit prepared with respect to any Lot and which is acceptable to the Bank, a Title Commitment with respect to any Lot, legible copies of all documents, instruments and plats described in each such Title Commitment and any other documents, instruments or information which the Bank may request with respect to such Lot.

         3.12 Surveys and Appraisals. As and when requested by the Bank, the Borrower shall deliver to the Bank for its review and approval an Appraisal and/or a Survey with respect to any Lot and the Improvements thereon.


         3.13 Plans; Construction in Compliance with Plans. All Plans shall be in accordance with sound engineering principles, and shall otherwise be sufficient for the construction of the Improvements. All construction performed on the Improvements will be performed in accordance with the Plans. No construction of any Improvements shall be commenced or performed unless and until (a) the Plans therefor have been submitted to and approved by all requisite Governmental Authorities and are in compliance with all applicable Legal Requirements, (b) all requisite Governmental Permits have been obtained, (c) all applicable Legal Requirements have been fulfilled and (d) if requested by the Bank, the Plans therefor have been approved by the Bank. No changes shall be made in the Plans by the Borrower or any other person without the prior written approval of all requisite Governmental Authorities and the prior compliance with all applicable Legal Requirements and, if such changes will result in an increase of the Sales Price of such Improvements of more than ten percent (10%), without the prior written approval of the Bank.


         3.14             Construction Contracts; Commencement of Construction.
No Construction Contract, or an affidavit or memorandum thereof, shall be entered into or recorded, and no operations incident to the proposed Improvements shall begin, until the applicable Deed of Trust has been executed, acknowledged and recorded in the real property records of the county where such Improvements are located. At the Bank's option and the Borrower's expense, the Bank's inspector shall perform a site inspection of each Lot on the date the Deed of Trust with respect to such Lot is recorded in order to determine the Borrower's compliance or non-compliance with the provisions of this Section
3.14. If requested by the Bank, prior to the commencement of the construction of any Improvements, the Borrower will submit for the Bank's approval all Construction Contracts relating to such Improvements.


         3.15 Governmental Permits. All necessary Governmental Permits shall be obtained in a timely manner in order to permit the expeditious commencement, prosecution and completion of the construction of all Improvements. Upon the Bank's request, the Borrower shall deliver to the Bank a copy of any such Governmental Permit and evidence of the Borrower's compliance therewith.


         3.16 Compliance with Legal Requirements. The Borrower shall promptly and faithfully comply with, conform to and obey all present and future Legal Requirements, whether or not the same shall necessitate structural changes in, improvements to or interfere with the use or enjoyment of the Lots or Improvements. Upon the request of the Bank, the Borrower shall furnish satisfactory evidence to the Bank of its compliance with all Legal Requirements.


         3.17 Use Violations; Notifications. The Borrower shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Lots or the Improvements in any manner which (a) violates any Legal Requirements, (b) may be dangerous, unless safeguarded as required by law, (c) constitutes a public or private nuisance, (d) makes void, voidable or cancelable any insurance then in force with respect thereto or (e) makes void, voidable, or cancelable any Governmental Permit. Upon the request of the Bank, the Borrower shall furnish satisfactory evidence to the Bank of its compliance with this Section 3.17. The Borrower will comply with and furnish the Bank with any official notice or claim made by any Governmental Authority. The Borrower will also promptly notify the Bank of any substantial fire, casualty, or notice of any taking by eminent domain affecting any Lots or Improvements. Any such event shall conclusively be deemed substantial if the cost of the repair or restoration of the property taken shall exceed $10,000.


         3.18 Construction of Improvements. The construction of Improvements shall be commenced promptly after the acquisition by the Borrower of the Lot upon which such Improvements are to be constructed. The construction of all Improvements shall be prosecuted by the Borrower, with diligence, continually to completion and shall be completed by the Borrower in a good and workmanlike manner in accordance with the Plans therefor, all Legal Requirements, the other provisions of this Agreement and the other Security Instruments and all usual and customary construction and development standards relating to the construction and operation of such Improvements, free and clear of all liens, or claims for liens, other than the liens specifically permitted hereunder. The Borrower shall file or record all requisite plats and other instruments necessary or desirable in connection with the construction and operation of the Improvements to the extent such plats and other instruments have not previously been filed or recorded. At all times during construction of any Improvements, the Borrower shall (a) comply strictly with any and all Legal Requirements required to be complied with incidental to such construction, (b) deliver to the Bank, or its representatives, immediately upon demand, counterparts of any and all Construction Contracts executed in connection with the construction of such Improvements and (c) permit the Bank to erect and maintain a sign in a conspicuous location on one or more Lots stating that construction financing has been furnished by the Bank. Within ten
(10) days after the pouring of the concrete slab within each Lot, the Borrower shall deliver to the Bank, upon the Bank's request, a form slab survey showing the location of such slab, and whether or not the location thereof is entirely within the property lines of such Lot and whether or not the same encroaches upon, breaches or violates any building line, easement or other restriction or encroachment (and if the location thereof is not entirely within the property lines of such Lot or encroaches upon, breaches or violates any building line, easement or other restriction or encroachment, then the Borrower shall either
(A) cure or remove such encroachment, breach or violation or (B) deliver to the Bank, along with such Survey, appropriate waivers from the appropriate persons).


         3.19             Continuing Compliance with Requirements for Advances.
All of the conditions and requirements which need to be satisfied or fulfilled in order for the Borrower to receive any advance under the Revolving Line of Credit shall continue to be achieved, satisfied and fulfilled at all times during which such Lot or Improvements are subject to a lien in favor of the Bank.


         3.20 Correction Work. The Borrower shall immediately correct any structural defect in any of the Improvements or any substantial or material departure from the Plans therefor not approved by the Bank. Any advance under the Revolving Line of Credit shall not constitute a waiver of the Bank's right to require compliance with this covenant with respect to any such defects or departures from the Plans.


         3.21             Continuous Construction of the Improvements.


                 (a) Once construction of any Improvements has commenced, construction shall not cease prior to completion of such Improvements for any cause other than a cause beyond the control of the Borrower unless consented to by the Bank. For purposes of this
         Section 3.21 only, construction of any Improvements shall be deemed complete if the only work remaining unfinished consists of construction or installation of purchaser selected items and other items customarily installed at the time of purchaser move-in.


                 (b) Once construction of any Improvements has commenced with respect to any Lots under a Construction Contract, construction shall not cease with reference to such Construction Contract prior to the substantial completion of the work contemplated by such Construction Contract for any cause other than a cause beyond the control of the Borrower unless consented to by the Bank. Additionally, the time period commencing on the date construction of any such Improvements relating to a particular Construction Contract ceases and the first day of construction of such Improvements relating to such Lot commences pursuant to another Construction Contract shall not exceed ninety (90) days for any cause other than a cause beyond the control of the Borrower unless consented to by the Bank.


         3.22             Inspections.


                 (a) The Borrower shall permit the Bank, the Bank's architect and/or any of the Bank's other representatives, to enter upon or into any of the Lots or Improvements or any office or place of business of the Borrower for the purpose of examining the Lots, the Improvements, any part thereof, all materials to be used in construction thereof, all Plans and shop drawings, and any of the Borrower's books and records including, but not limited to, the Borrower's books and records in reference to such Lots, Improvements, the sale and disposition thereof, the disposition of the proceeds thereof and for the purpose of making copies of any such books and records. The Borrower shall reimburse the Bank, on demand, for all expenses incurred by the Bank in connection with any such inspections; provided, however, the Borrower shall reimburse the Bank in an amount equal to $15.00 per Single Family House inspected with respect to the cost of physical inspections by the Bank of such Single Family Houses.


                 (b) If through such inspections or otherwise, the Bank, in comparing (i) the actual amount of work completed on any Lot or Improvements to (ii) the amount of work stated by the Borrower to have been completed on the Lot or Improvements, and for which advances under the Revolving Line of Credit have been made, determines that there exists a variance between (x) the work which should have been completed for such Improvements and (y) the costs associated with such Improvements which were taken into account in determining the Borrowing Base, and that such variance resulted in a Borrowing Base

         Value which, in the Bank's reasonable judgment, is higher than that indicated by the work in place, then the Bank shall determine a new Deed of Trust Amount for such Improvements which shall be in effect until such variance terminates. The Bank shall also have the right, at all times, to not make any initial advance under the Revolving Line of Credit with respect to any Lot or Improvements if, in the determination of the Bank in its sole discretion, there does not exist under the Revolving Line of Credit unadvanced funds in an amount at least equal to the amount necessary to complete all Single Family Houses for which advances are outstanding under the Revolving Line of Credit.


         3.23             Borrowing Base.


                 (a) Inclusion in Borrowing Base. Single Family Houses and Lots (each such property to be included in the Borrowing Base pursuant to this Section 3.23 herein being called a "Specified Property") shall be included in the Borrowing Base only upon the full compliance with and achievement of the following conditions and requirements to the satisfaction of the Bank:


                                  (i) All documents and instruments (in form and substance satisfactory to the Bank) necessary or otherwise requested by the Bank to create in favor of the Bank a lien against the Specified Property, including without limitation the applicable Deed of Trust, subject only to the Permitted Encumbrances, have been fully executed, acknowledged, recorded or filed in the appropriate offices (where applicable) and certified copies thereof delivered to the Bank by the Title Insurer or its agent. The Borrower shall cause the recorded originals of such instruments to be delivered to the Bank by the Title Insurer or its agent immediately after recording.

                                  (ii)           The Title Insurance covering
                 the Specified Property has been issued by the Title Insurer and delivered to the Bank.

                                  (iii)            The Plans of the Specified
                 Property have not been disapproved by the Bank.

                                  (iv)             An Appraisal covering the
                 Specified Property has been delivered to the Bank and not disapproved by the Bank.

                                  (v)              The inclusion of the
                 Specified Property in the Borrowing Base will not give rise to a Default or an Event of Default including, without limitation, any breach of any of the Borrower's representations, warranties or covenants set forth in this Agreement or any of the other Security Instruments.

                                  (vi)            At its option, the Bank's
                 inspection and approval of the Specified Property.

                                   (vii)            The Borrower shall have
                 delivered to the Bank such other matters, instruments, documents, certifications and assurances that the Bank may reasonably request.

                 (b) Determination of Borrowing Base; Borrowing Base Reports. At the times required by Section 3.1(g) hereof, the Borrower shall deliver to the Bank a report (a "Borrowing Base Report"), in form satisfactory to the Bank, which sets forth the Aggregate Deed of Trust Amount, and all component parts giving rise thereto, all as the last day of the immediately preceding calendar week. For purposes of determining the Aggregate Deed of Trust Amount as of such date, the Borrower shall use the procedures set forth in this Section 3.23.


                               Section 4.    Negative Covenants

         A deviation from the provisions of this Section 4 shall not constitute an event of default under this Agreement if such deviation is consented to in writing (in the manner hereinafter provided) by the Bank. In the absence of such a written consent, so long as any part of the Indebtedness shall remain unpaid or the Bank has a commitment to the Borrower hereunder:


         4.1 Dividends and Redemptions. The Borrower will not declare, pay or make any distribution on account of, or purchase, acquire, redeem or retire any partnership interest of the Borrower, whether now or hereafter outstanding, if such declaration, payment, purchase, acquisition or redemption results or will result in the occurrence of a Default or an Event of Default hereunder.


         4.2 Encumbrances. The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, lien or encumbrance on any Lots or Improvements, nor acquire or agree to acquire any Lots or Improvements under any conditional sale agreement or title retention contract, except that the foregoing restrictions shall not apply to:


                 (a) liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings;


                 (b) pledges or deposits in connection with, or to secure workmen's compensation, unemployment insurance, pensions or other employee benefits;


                 (c)              liens required by this Agreement;


                 (d)              Permitted Encumbrances;


                 (e) liens incurred in the ordinary course of the Borrower's business which are not placed upon any Collateral; and

                 (f) lot option contracts and other similar earnest money contracts entered into by the Borrower in the ordinary course of its business.

         As to the liens and encumbrances permitted pursuant to paragraph (a) above, the Borrower's right to contest diligently in good faith by appropriate proceedings is conditioned upon the Borrower's setting up appropriate reserves under generally accepted accounting principles and upon stay of levy and execution thereon.


         4.3              Sale of Assets.


                 (a) The Borrower will not sell, transfer, lease or otherwise dispose of any Lots or Improvements on which the Bank has a lien unless the Borrower complies with the provisions set forth in this Section 4.3.


                 (b) The Borrower shall be entitled to releases of Lots and Improvements from the liens thereon in favor of the Bank (each such Lot and Improvements released is herein called a "Released Portion") upon the sale of such Released Portion pursuant to a Sales Contract, subject to and in accordance with the following provisions:


                          (i) The Borrower shall have delivered to the Bank, for payment against the principal amount outstanding under the Note, the Deed of Trust Amount (as such amount may be reduced pursuant to the terms hereof) with respect to the Released Portion;

                          (ii) At the time of the release, no Default or Event of Default exists;

                          (iii)            The release of the Released Portion
                 from the liens         thereon in favor of the Bank will not
                 result or give rise to a Default or an Event of Default;

                          (iv) The instruments or documents evidencing such release shall be prepared at the cost of the Borrower and shall be in form and substance satisfactory to the Bank; and

                          (v) Such other documentation and information reasonably requested by the Bank in connection with such release shall be delivered to the Bank.

                 (c) Upon the occurrence of a Default or Event of Default, or in the event the Bank is no longer allowing the Borrower to receive advances under the Revolving Line of Credit, the Bank shall have the right, at its option and in its sole discretion, to increase the amount required under Section 4.3(b)(i) hereof to any amount up to the full sales price of the Released Portion set forth in the applicable Sales Contract. All such amounts in excess of the sales price of such Released Portion shall be applied as a prepayment against the Note.

         4.4 Utility Rights. The Borrower shall not, without the specific written consent of the Bank, transfer, sell, assign, or convey, either in whole or in part, for use in connection with other property, even though such property may be owned by the Borrower or otherwise, (a) any of the rights to utility availability applicable to any Lot or Improvements granted by any municipal utility district, other Governmental Authority or any other person, or (b) any other utility capacity which may in the future be available to any Lot or Improvements.


         4.5 Alterations. The Borrower shall not commit or permit any waste of any Lot or Improvements and shall not, without the prior written consent of the Bank, make or permit to be made, any alterations or additions to any Lot or Improvements other than construction of the Improvements as contemplated herein.


         4.6 Restrictions on Speculative Homes, Model Homes, Single Family Houses in Austin and Inventoried Lots.


                 (a) The Borrower shall not, at any time during the term of this Agreement, allow:


                          (i) the aggregate Deed of Trust Amounts for all Speculative Homes (regardless of location) to be greater than $7,500,000.00.

                          (ii) the number of all Single Family Houses (other than Model Homes) under construction by, or which have been completed and are still owned, by the Borrower (whether or not such houses constitute Single Family Houses) for which the Borrower does not have an executed Sales Contract to constitute more than sixty percent (60%) of the number of all Single Family Houses (other than Model Homes) under construction by, or which have been completed and are still owned by, the Borrower;

                          (iii) more than three (3) Speculative Homes in any residential subdivision to be included in the Borrowing Base;

                          (iv) the number of Model Homes included in the Borrowing Base to be more than twelve (12), or the number of Model Homes in any residential subdivision included in the Borrowing Base to be more than two (2);

                          (v) the aggregate Deed of Trust Amounts for all Single Family Houses within the greater metropolitan area of Austin, Texas to be greater than $4,000,000.00;

                          (vi) the aggregate Deed of Trust Amounts for all Inventoried Lots to exceed $1,500,000.00; or

                          (vii) the value (calculated at the greater of cost or appraised value) of all lots (other than lots upon which the Borrower intends to promptly commence construction of a Single Family House) owned by the Borrower or any of its affiliates (whether or not such lots constitute Inventoried Lots) to exceed $4,000,000.00.

                 (b) In the event of a breach of any of the provisions of subsection (a) of this Section 4.6, the Borrower shall immediately make a mandatory prepayment under Section 1.4 of this Agreement on the Note in an amount necessary to bring the Borrower into compliance with the provisions of this Section 4.6. For purposes of this Section 4.6, a Single Family House shall be deemed to be a Speculative Home unless the Bank has received a copy of an executed Sales Contract with respect to such Single Family House.


         4.7 Limitation on Aggregate Deed of Trust Amount. The Borrower shall not, at any time during the term of this Agreement, allow the Aggregate Deed of Trust Amount to exceed the Maximum Outstanding Amount. In the event, at any time, the Aggregate Deed of Trust Amount exceeds the Maximum Outstanding Amount, the Borrower shall immediately make a mandatory prepayment under Section 1.4 of this Agreement on the Note in an amount necessary to bring the Borrower into compliance with the provisions of this Section 4.7.


         4.8 Flood Plain. No Lots or Single Family Houses shall be located within the 100-year flood plain.


         4.9 Financial Covenants. The Borrower shall not, at any time during the term of this Agreement, allow:


                 (a) its Tangible Net Worth to be less than $9,000,000.00 (as determined on a quarterly basis by the Bank);


                 (b)              its Debt to Worth Ratio to be greater than
         5.0 to 1.0 (as determined on a quarterly basis by the Bank); or


                 (c) its capital expenditures during any fiscal year to exceed $500,000.00 (exclusive of expenditures to acquire Lots and construct Single Family Houses in the ordinary course of its business).


         4.10 Loans and Advances to Employees, Etc. The Borrower shall not at any time allow more than an aggregate amount of $200,000.00 in loans and advances to be outstanding to its employees, officers, directors and shareholders.


         4.11 Investments, Loans and Advances. The Borrower shall not make any investment in, make any loan or advance to, or sell, transfer or otherwise dispose of any assets to, any Person (including, without limitation Pacific USA or any subsidiary or other affiliate of Pacific USA) except sales of assets permitted by Section 4.3 of this Agreement and loans and advances permitted by Section 4.10 of this Agreement. The Borrower will maintain separate bank accounts for its operations, and will not commingle any of its funds with the funds of any other Person.

         4.12 Merger and Consolidation. The Borrower shall not merge or consolidate with any Person, enter into any partnerships or joint ventures, or acquire any other entity.


         4.13 Restrictions on Undeveloped Land. The Borrower shall not own or acquire any undeveloped land or undeveloped lots other than Lots and Inventoried Lots.

                         Section 5.    Commitment to Lend; Conditions
                          to the Bank's Obligations to Make Advances


         5.1 Bank's Commitment. Subject to the terms and provisions hereof, the Bank agrees to lend to the Borrower, and the Borrower may borrow from the Bank, from time to time during the term hereof, amounts not to exceed the Maximum Outstanding Amount. The Borrower may borrow, repay and re-borrow amounts under the Revolving Line of Credit as herein provided.


         5.2              Borrowing Procedure.


                 (a) Each advance under this Agreement shall be in an aggregate principal amount of at least $10,000.00. Any advance may be made directly to an account maintained by the Borrower with the Bank or, if the Borrower so requests and the Bank agrees, to any person on behalf of the Borrower, including a Title Insurer or its agent acting as escrow agent in connection with the purchase of a Lot. If requested by the Bank, the Borrower shall maintain a special checking account with the Bank into which all advances hereunder shall be deposited and against which only checks for Costs of Construction shall be drawn.


                 (b) In order for the Borrower to obtain an advance hereunder, the Borrower shall deliver to the Bank at least one
         (1) Business Day before the requested date of such advance, a Loan Application in which the Borrower shall specify or certify the following:


                          (i)              the amount of such advance requested;

                          (ii) the date of such requested advance, which shall be a Business Day;

                          (iii) the Maximum Outstanding Amount, the Aggregate Deed of Trust Amount, the outstanding balance of the Revolving Line of Credit and the available amount per the most recent Borrowing Base Report, all as of the date on which such notice is given;

                          (iv) that no Default or Event of Default is then existing;

                          (v) that the advance by the Bank of the requested advance will not result in or give rise to a Default or an Event of Default; and

                          (vi) that the representations and warranties of the Borrower contained in this Agreement are true and correct as of the date on which such notice is given.

                 (c) Simultaneously with the funding by the Bank of the initial advance with respect to any Lot or Improvements, the Borrower shall cause a Title Insurer to (i) record in the Official Public Records of Real Property of the appropriate county, a Deed of Trust with respect to such Lot and the Improvements to be constructed thereon and (ii) issue the Title Insurance.


                 (d) (i) Simultaneously with the funding by the Bank of the initial advance with respect to any Inventoried Lot, the Borrower shall pay to the Bank a fee in the amount of one-fourth percent ( 1/4%) of the Deed of Trust Amount of such Inventoried Lot.

                                  (ii)     Simultaneously with the funding by
         the Bank of the initial advance with respect to any Lot or Improvements (including any lot which was previously an Inventoried
         Lot) , the Borrower shall pay to the Bank a fee in the amount of one-fourth percent ( 1/4%) of the Deed of Trust Amount of such Lot or Improvements.


                 (e) Notwithstanding any provision to the contrary contained in this Agreement or in any other Security Instrument, in no event shall the Borrower be entitled to an advance hereunder, and the Bank shall have no obligation to advance any amount hereunder, unless at the time of such advance (i) the Borrower is in full compliance with all of the provisions of this Section 5.2, (ii) no Default or Event of Default is then existing and (iii) such advance will not result in the outstanding balance of the Revolving Line of Credit being in excess of the Maximum Outstanding Amount. Once the Bank has received notice of a requested advance, such notice shall not thereafter be revocable.


         5.3 Guidance Line. Notwithstanding anything contained in this Agreement, the Note or any other Security Instrument to the contrary, the Bank, in its sole discretion, shall have the right, prior to the initial advance under the Revolving Line of Credit with respect to any Lot or Improvements, to disapprove of the inclusion by the Borrower of such Lot or Improvements in the Borrowing Base. Upon such disapproval, such Lot or Improvement shall be ineligible for inclusion in the Borrowing Base and shall not be used in the calculation of the Borrowing Base Value. In deciding whether to disapprove of the inclusion of any Lot or Improvements in the Borrowing Base, the Bank may consider, among other matters, (i) the condition, financial or otherwise, existing or potential, of the Borrower, (ii) the existing or potential condition of the single family house construction business generally, (iii) the type of floor plan or specifications to which the Improvements are to be built and (iv) the residential subdivision in which the Lot is to be located. The rights of the Bank under this Section 5.3 are in addition to any other rights the Bank may have under this Agreement or any other Security Instrument to not make advances under the Revolving Line of Credit, including, without limitation, any right that may exist as a result of the Borrower's failure to comply with the provisions of Section 5.2 hereof.


         5.4 Bank's Discretion. All conditions precedent to the inclusion of any Lot or Improvements in the Borrowing Base are imposed solely and exclusively for the benefit of the Bank and are to be enforced and monitored solely and exclusively by the Bank in accordance with the provisions of the Security Instruments. No Person (including the Borrower) other than the

Bank shall have any standing to require satisfaction of any such conditions. Any and all of such conditions may be freely waived (in whole or in part) by the Bank, at any time or times, at the Bank's sole discretion.


         5.5              Involuntary Borrowings.


                 (a) If the Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Security Instruments, then at any time after the Bank gives five (5) days written notice of the Bank's intention to take such action (except in case the Bank determines that an emergency exists, or its security is imminently threatened, in which event the Bank shall not be required to give any notice to or demand upon the Borrower), without waiving or releasing any other right, remedy or recourse the Bank may have because of same, the Bank may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of the Borrower, and shall have the right to enter upon any Lot and into any Improvements thereon for such purpose and to take all such action thereon and with respect to such Lots and Improvements as it may deem necessary or appropriate. If the Borrower shall elect not to pay any real estate or personal property tax, or any other tax, charge or assessment with respect to any Lot or any Improvements, the Bank may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Security Instruments, the Bank shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance or claim before making an advance for the purpose of preventing or removing the same.


                 (b) THE BORROWER HEREBY AGREES TO INDEMNIFY THE BANK FOR ALL LOSSES, EXPENSES, DAMAGES, CLAIMS AND CAUSES OF ACTION, INCLUDING ATTORNEYS' FEES, INCURRED OR ACCRUING BY REASON OF ANY ACTS PERFORMED BY THE BANK PURSUANT TO THE PROVISIONS OF THIS SECTION 5.5 OR BY REASON OF ANY OTHER SIMILAR PROVISION IN ANY OTHER SECURITY INSTRUMENT. ALL SUMS PAID BY THE BANK PURSUANT TO THIS SECTION 5.5 OR SUCH OTHER PROVISIONS OF THE SECURITY INSTRUMENTS, AND ALL OTHER SUMS EXPENDED BY THE BANK TO WHICH IT SHALL BE ENTITLED TO BE INDEMNIFIED, TOGETHER WITH INTEREST THEREON AT THE MAXIMUM RATE, SHALL CONSTITUTE ADVANCES UNDER THE REVOLVING LINE OF CREDIT, SHALL BE SECURED BY THE LIENS CREATED BY THE SECURITY INSTRUMENTS AND SHALL BE PAID BY THE BORROWER TO THE BANK IMMEDIATELY UPON DEMAND.

                         Section 6.    Events of Default and Remedies


         6.1 Events of Default. Any of the following events which shall occur and be continuing shall be considered an Event of Default as that term is used herein:

                 (a) The Borrower does not pay when due any payment, whether a regularly scheduled installment or a mandatory prepayment, required on the Note or any other Indebtedness, and such failure to pay continues for five (5) days after the Bank gives written notice thereof to the Borrower;


                 (b) The Borrower does not pay within thirty (30) days after the originally scheduled maturity (but after expiration of any grace period applicable to such maturity) or when due whether by acceleration or otherwise of all or any part of any Debt of the Borrower to any other Person, except that the foregoing shall not apply to indebtedness on open account which is being disputed in good faith by the Borrower;


                 (c) The Borrower is unable to satisfy any condition of the right to receive an advance hereunder for a period in excess of thirty (30) calendar days;


                 (d) The Borrower does not comply with or fails in the performance of any covenant contained in Section 3.1, 4.6, 4.9 or
         4.10 of this Agreement;


                 (e) The Borrower does not comply with or fails in the performance of any other covenant, duty or obligation contained in this Agreement or in any of the other Security Instruments to be kept or performed by the Borrower if such failure continues for fifteen
         (15) days after the Bank gives written notice thereof to the Borrower;


                 (f) Any representation or warranty made by the Borrower herein or in any of the other Security Instruments proves to have been untrue in any material respect as of the date hereof, or any representation, statement (including financial statements), certificate or data furnished or made by the Borrower (or any officer, accountant or attorney of the Borrower) hereunder proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified, and the same is not remedied, to the Bank's satisfaction, in its sole discretion, within fifteen (15) days after the Bank gives written notice thereof to the Borrower;


                 (g) Either the Borrower or the General Partner shall (i) discontinue business, dissolve or liquidate, (ii) make a general assignment for the benefit of creditors, (iii) apply for or consent to the appointment of a receiver, a trustee or liquidator of itself or of all or a substantial part of its assets, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency or other proceedings (whether federal or state) relating to relief of debtors, (vi) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking reorganization of it or appoints a receiver, trustee or liquidator of it or of all or a substantial part of its assets, or (vii) take or omit to take any action for the purpose or with the result of effecting or permitting any of the foregoing;


                 (h) The Borrower shall discontinue construction of any of the Improvements or not carry on the construction of all of the Improvements with reasonable dispatch and without interruption to such an extent that it is unlikely, in the Bank's sole judgment, that the Improvements will be completed within a reasonable period of time following the commencement of construction thereof;

                 (i) Any governmental, judicial or legal authority having jurisdiction over the Property orders or requires the construction of the Improvements be stopped in whole or in part, or any required approval, license or permit is withdrawn or suspended;

                 (j) A "default" or "event of default" occurs under of any of the other Security Instruments and such default or event of default continues beyond any applicable cure or grace period provided therefore; or

                 (k) There is a material adverse change in either the Borrower's or the General Partner's financial condition.


         6.2 Remedies. Upon the happening of any Default, at the option of the Bank, without notice to the Borrower, any commitment hereunder shall be canceled. Upon the happening of an Event of Default specified in
Section 6.1(g), immediately and without notice, and upon the happening of any other Event of Default specified in Section 6.1, at the option of the Bank, without notice to the Borrower, the entire aggregate principal amount of the Note then outstanding hereunder and the interest accrued thereon shall thereupon become and be immediately due and payable without notice and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Borrower. In addition to all other remedies provided herein, the Bank may, at its option,
(1) institute appropriate proceedings to specifically enforce performance thereof, (2) institute proceedings to appoint a receiver, as a matter of strict right without regard to the solvency of the Borrower, for the purpose of preserving the Lots and Improvements, or any part thereof, prevent waste, and to protect all rights accruing to the Bank by virtue of this Agreement and the other Security Instruments, (3) make any and all further improvements, whether on-site or off-site, as may be determined by the Bank for the purpose of completing the development and construction of the Improvements in accordance with this Agreement and (4) exercise any and all other rights, remedies and recourses granted under the Security Instruments or otherwise now or hereafter existing, in equity, at law, by virtue of statute or otherwise. All expenses
incurred in connection with the appointment     of a receiver, or in
protecting, preserving or improving the Lots or Improvements, or any part thereof, shall be chargeable against the Borrower and shall be enforced as a lien against the Lots and Improvements.

                              Section 7.    Additional Agreements


         7.1 Change of Ownership or Control. If at any time while the Note shall be outstanding or the Bank has a commitment hereunder, (i) NHC Holdings Corporation shall own less than all of the issued and outstanding capital stock of the General Partner or (ii) NHC Homes, Inc. shall own less than sixty percent (60%) of the partnership interests of Borrower, a "Change of Ownership or Control" shall be deemed to have occurred. The Borrower and/or the General Partner (as the case may be) shall immediately give written notice to the Bank upon obtaining knowledge of an event which is or would constitute the occurrence of a Change of Ownership or Control. The Bank shall, upon the happening of a Change of Ownership or Control, have the privilege of declaring the Note to be due and payable on a date not earlier than thirty (30) days from the date of the exercise of said privilege. The Note shall thereupon become due and payable on the date specified in the notice sent to the Borrower by the Bank including the principal amount thereof plus accrued interest thereon to the accelerated maturity date and any amounts owed by the Borrower to the Bank pursuant to this Agreement or any of the other Security Instruments.


         7.2 Change in Management. If at any time while the Note shall be outstanding or the Bank has a commitment hereunder, Lonnie Fedrick ceases to hold his current position with the General Partner or to perform the functions and services for the General Partner which he currently performs, other than as a result of a dismissal of Mr. Fedrick by the General Partner for cause, the General Partner shall immediately give written notice of such occurrence to the Bank and the Bank shall, upon such an occurrence, have the privilege of declining to make any further advances under the Revolving Line of Credit other than advances with respect to Lots and Improvements thereon, the initial advances for which were made by the Bank prior to such occurrence.


                                     Section 8.    Closing

         The commencement of advances pursuant to the Revolving Line of Credit contemplated hereby shall be subject to the satisfaction of the following conditions:


         8.1 Counsel to Bank. All legal matters incident to the transactions herein contemplated shall be satisfactory to Jenkens & Gilchrist, A Professional Corporation, counsel to the Bank.


         8.2 Required Documents. The Bank shall have received executed copies of:


                 (a)              this Agreement, with all exhibits;


                 (b)              the Note;


                 (c)              the Initial Deeds of Trust;


                 (d) the Financing Statement attached hereto as Exhibit "G" and made a part hereof for all purposes;

                 (e) a certificate of the Secretary of the General Partner certifying (1) the Certificate of Incorporation of the General Partner, (2) the Bylaws of the General Partner and (3) the resolutions of the Board of Directors of the General Partner, in form and substance satisfactory to the Bank, with respect to authorization of this Agreement, the Note and the other Security Instruments and the other instruments provided for herein, which certificate shall also contain the names of officers of the General Partner of the Borrower authorized to sign this Agreement, the Note, the other Security Instruments and certificates related thereto together with the true signatures of such officers, all of which shall be in form and substance satisfactory to the Bank, together with true, correct and complete copies of all such documents;

                 (f) a certificate of the General Partner of the Borrower certifying (1) the Certificate of Limited Partnership of the Borrower,
         (2) the Agreement of Limited Partnership of the Borrower and (3) the resolutions of the partners of the Borrower, in form and substance satisfactory to the Bank with authorization of this Agreement, the Note and the other Security Instruments and the other instruments provided for herein, which certificate shall state that the General Partner is the sole general partner of the Borrower and that the General Partner is authorized to sign this Agreement, the Note, the other Security Instruments and certificates related thereto, all of which shall be in form and substance satisfactory to the Bank, together with true, correct and complete copies of all such documents;

                 (g)      a Notice of Final Agreement;

                 (h) a written legal opinion from attorneys satisfactory to the Bank, which legal opinion shall cover such matters, and be in a form, as required by the Bank and its counsel;

                 (i) such Certificates of Insurance as the Bank may reasonably require; and

                 (j) such other documents and instruments as the Bank may reasonably require.

                                   Section 9.    Arbitration


         9.1 Controversies Covered. This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:


                 (a) This Agreement (including any renewals, extensions or modifications of this Agreement);


                 (b) Any document, agreement or procedure related to or delivered in connection with this Agreement;

                 (c)              Any violation of this Agreement; or


                 (d) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).


         9.2 United States Arbitration Act. At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act; provided, however, in the event that it is determined that the United States Arbitration Act is not applicable, then such arbitration shall be in accordance with the Texas General Arbitration Act. THE UNITED STATES ARBITRATION ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY TEXAS LAW.


         9.3              Rules of Arbitration; Place of Arbitration.
Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration. The arbitration will be conducted within Harris County, Texas.


         9.4 Statute of Limitations. For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.


         9.5 Dispute as to Subject Matter. If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.


         9.6 Confirmation and Enforcement. The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.


         9.7              No Limitation on Rights.  The provisions of this
Section 9 shall not limit the right of either the Borrower or the Bank to:

                 (a)      exercise self-remedies such as setoff;

                 (b) foreclose against or sell any real or personal property collateral; or

                 (c) act in a court of law, before, during or after the arbitration proceeding to obtain:

                          (i)     an interim remedy; and/or

                          (ii)    additional or supplementary remedies;

         provided, however, the right to pursue a remedy referred to in subparagraphs (a), (b) or (c) above shall not apply to the extent the right to pursue such remedy itself is the subject of the arbitration proceeding.


         9.8 No Waiver. The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

                             Section 10.    Hazardous Substances.


         10.1 Definition of Hazardous Substance. For purposes of this Agreement, the term "Hazardous Substance" means and includes any substance, material or waste, including asbestos, petroleum and petroleum products (including crude oil), that is or becomes designated, classified or regulated as "toxic" or "hazardous" or a "pollutant," or that is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.


         10.2 Representation and Warranty Regarding Hazardous Substances. After diligent inquiry and investigation, the Borrower represents and warrants that, except as the Borrower has disclosed to the Bank in writing prior to the execution of this Agreement, (i) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, any Lot, and (ii) no aboveground or underground storage tanks are now or have ever been located on or under any Lot.


         10.3 Compliance Regarding Hazardous Substances. The Borrower has complied, and will comply and cause all persons who may come upon the Lots to comply, with all federal, state and local laws, regulations and ordinances governing or applicable to Hazardous Substances (Environmental
Laws), including those requiring disclosures to prospective and actual buyers of all or any portion of the Lots. The Borrower will not install or allow to be installed any aboveground or underground storage tanks on the Lots. The Borrower must comply with the recommendations of any qualified environmental engineer or other expert engaged by the Borrower or the Bank with respect to the Lots.


         10.4 Notices Regarding Hazardous Substances. The Borrower must promptly notify the Bank in writing (i) if it knows, suspects or believes there may be any Hazardous Substance in excess of those amounts permitted under any Environmental Laws which require remedial action by Environmental Laws in or around any part of the Lots, any Improvements constructed on the Lots, or the soil groundwater or soil vapor on or under the Lots or that the Borrower or any of the Lots may be subject to any investigation which is either pending or threatened in writing by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (ii) of any claim made or threatened by any person, other than a governmental agency, against the Borrower arising out of or resulting from any Hazardous Substance in excess of those amounts permitted under any Environmental Laws being present or released in, on or around any part of the Lots, any Improvements constructed on the Lots or the soil, groundwater or soil vapor on or under the Lots (any of the matters described in clauses (i) and (ii) above a "Hazardous Substances Claim").


         10.5             Site Visits, Observations and Testing.


                 (a) The Bank, its parent, subsidiary and any affiliated companies, any assignees of any of the Bank's interest in the Loan or the Security Instruments, any owners of participation or other interests in the Loan or the Security Instruments, any purchasers of the Property at any foreclosure sale or from the Bank or any of its affiliates, and the officers, directors, employees and agents of each of them (each individually, an "Indemnified Party," and all collectively, the "Indemnified Parties"), have the right at any reasonable time to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples and conducting tests on any part of the Property. The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party imposes any liability on any Indemnified Party. In no event will any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or will be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law. Neither the Borrower nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect the Borrower or any other party against or to inform the Borrower or any other party of any Hazardous Substances or any other adverse condition affecting the Property. Any Indemnified Party will give the Borrower reasonable notice before entering the Property. The Indemnified Party will make reasonable efforts to avoid interfering with the Borrower's use of the Property in exercising any rights provided in this Section.


                 (b) The Borrower must pay all costs and expenses incurred by an Indemnified Party in connection with any inspection or testing conducted due to any regulatory requirement, or a reasonable belief by the Bank of any violation of any Environmental Laws, or if the Borrower has notified the Bank under Section 10.4 hereof. The results of all investigations conducted and/or reports prepared by or for any Indemnified Party must at all times remain the property of the Indemnified Party and under no circumstances will any Indemnified Party have any obligation whatsoever to disclose or otherwise make available to the Borrower or any other party the results of any other information obtained by any of them in connection with the investigations and reports. Notwithstanding the foregoing, the Indemnified Parties hereby reserve the right, and the Borrower hereby expressly authorizes any Indemnified Party to make available to any party, to the extent required by any legal requirement or court order, any and all reports, whether prepared by any Indemnified Party or prepared by the Borrower and provided to any Indemnified Party (collectively, "Environmental Reports") that any Indemnified Party may have with respect to the Property. The Borrower agrees that the Indemnified Parties have no liability whatsoever as a result of delivering any or all of the Environmental Reports or any information contained therein to any third party in accordance with the terms hereof, and the Borrower hereby releases and forever discharges the Indemnified Parties from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the Environmental Reports or the delivery thereof.


         10.6 Remedial Work. The Borrower must promptly undertake any and all remedial work ("Remedial Work") in response to Hazardous Substances Claims to the extent required by governmental agency or agencies involved or as recommended by prudent business practices, if such standard requires a higher degree of remediation, and in all events to minimize any impairment to the Bank's security under the Security Instruments. All Remedial Work must be conducted (a) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer; (b) pursuant to a detailed written plan for the Remedial Work approved by all public or private agencies or persons with a legal or contractual right to such approval; (c) with insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and (d) only following receipt of any required permits, licenses or approvals. The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) at the Bank's option, is subject to the Bank's prior written approval, which may not be unreasonably withheld or delayed.


         10.7 Secured Obligation. The obligations and rights of the parties under this Article are secured by the Deeds of Trust until the first to occur of full and final repayment of the Loan or the transfer of title to all of the Property at a foreclosure sale under the Deeds of Trust, either pursuant to judicial decree or the power of sale contained in the Deeds of Trust or by deed in lieu of such foreclosure (any of the foregoing transfers being referred to as a "Foreclosure Transfer"). The parties' obligations and rights under this Article continue in full force and effect after the full and final payment of the Loan or a Foreclosure Transfer, as the case may be, but
(i) in the case of a full and final payment of the Loan, the Borrower's obligations under this Article are thereafter limited to the indemnification obligations of Sections 10.8 and 10.9 as to Indemnified Costs (as defined below) arising out of or as a result of events prior to the full and final payment of the Loan, and (ii) in the case of a Foreclosure Transfer, the obligations do not include the obligation to reimburse any Indemnified Party for diminution in value of the Property resulting from the presence of Hazardous Substances on the Property before the date of the Foreclosure Transfer if, and to the extent, that the Indemnified Party recovers on a deficiency judgment which included compensation for such diminution value; provided, however, that nothing in this sentence impairs or limits an Indemnified Party's right to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by the Deeds of Trust, including the Note. As used herein, the term "Indemnified Costs" means all liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of the Bank's counsel), including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work (whether of the Property or any other property), or any resulting damages, harm or injuries to the person or property of any third parties or to any natural resources.


         10.8 INDEMNITY REGARDING HAZARDOUS SUBSTANCES. THE BORROWER INDEMNIFIES, DEFENDS AND HOLDS THE INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL INDEMNIFIED COSTS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM ANY HAZARDOUS SUBSTANCE IN EXCESS OF THOSE AMOUNTS PERMITTED UNDER ENVIRONMENTAL LAWS WHICH REQUIRES REMEDIAL ACTION BY ENVIRONMENTAL LAWS BEING PRESENT OR RELEASED IN, ON OR AROUND ANY PART OF THE PROPERTY, OR IN THE SOIL, GROUNDWATER OR SOIL VAPOR ON OR UNDER THE PROPERTY DURING THE BORROWER'S OWNERSHIP OF THE PROPERTY, INCLUDING:


                 (a) ANY CLAIM FOR SUCH INDEMNIFIED COSTS ASSERTED AGAINST ANY INDEMNIFIED PARTY BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AGENCY, INCLUDING THE UNITED STATES ENVIRONMENTAL PROTECTION AGENCY, AND INCLUDING ANY CLAIM THAT ANY INDEMNIFIED PARTY IS LIABLE FOR ANY SUCH INDEMNIFIED COSTS AS AN "OWNER" OR "OPERATOR" OF THE PROPERTY UNDER ANY LAW RELATING TO HAZARDOUS SUBSTANCES; AND


                 (b) ANY CLAIM FOR SUCH INDEMNIFIED COSTS ASSERTED AGAINST ANY INDEMNIFIED PARTY BY ANY PERSON OTHER THAN A GOVERNMENTAL AGENCY, INCLUDING (I) ANY PERSON WHO MAY PURCHASE ALL OR ANY PORTION OF THE PROPERTY FROM THE BORROWER, FROM ANY INDEMNIFIED PARTY OR FROM ANY OTHER PURCHASER, (II) ANY PERSON WHO MAY AT ANY TIME HAVE ANY INTEREST IN ALL OR ANY PORTION OF THE PROPERTY, (III) ANY PERSON WHO MAY AT ANY TIME BE RESPONSIBLE FOR ANY CLEAN-UP COSTS OR OTHER INDEMNIFIED COSTS RELATING TO THE PROPERTY, AND (IV) ANY PERSON CLAIMING TO HAVE BEEN INJURED IN ANY WAY AS A RESULT OF EXPOSURE TO ANY HAZARDOUS SUBSTANCE; AND


                 (c) ANY INDEMNIFIED COSTS INCURRED BY ANY INDEMNIFIED PARTY IN THE EXERCISE BY THE INDEMNIFIED PARTY OF ITS RIGHTS AND REMEDIES UNDER THIS AGREEMENT; AND


                 (d) ANY INDEMNIFIED COSTS INCURRED BY ANY INDEMNIFIED PARTY AS A RESULT OF CURRENTLY EXISTING CONDITIONS IN, ON OR AROUND THE PROPERTY, WHETHER KNOWN OR UNKNOWN BY THE BORROWER OR THE INDEMNIFIED PARTIES AT THE TIME THIS AGREEMENT IS EXECUTED, OR ATTRIBUTABLE TO THE ACTS OR OMISSIONS OF THE BORROWER, OR ANY OTHER PERSON IN, ON OR AROUND THE PROPERTY WITH THE CONSENT OR UNDER THE DIRECTION OF THE BORROWER.

         10.9 Defense of Indemnified Parties. Upon demand by any Indemnified Party, the Borrower must defend any investigation, action or proceeding involving any Indemnified Costs that is brought or commenced against any Indemnified Party, whether alone or together with the Borrower or any other person, all at the Borrower's own cost and by counsel approved by the Indemnified Party. In the alternative, any Indemnified Party may elect to conduct its own defense at the Borrower's expense.


         10.10            Remedies Upon Default.


                 (a) In addition to any other rights or remedies the Bank may have under this Agreement, at law or in equity, upon the occurrence of an Event of Default under this Agreement, the Bank may (i) pursue any remedies available to it under applicable Texas law; and/or (ii) do or cause to be done whatever is necessary to cause the Property to comply with any and all laws, regulations and ordinances governing or applicable to Hazardous Substances, and any other applicable law, rule, regulation, order or agreement, and the cost thereof will become immediately due and payable upon demand by the Bank, and if not paid when due will accrue interest at the Maximum Rate until paid. Without limiting any of the remedies provided in the Security Instruments, the Borrower acknowledges and agrees that: (i) the provisions of this Article are environmental provisions made by the Borrower relating to the real property security; and (ii) that the Borrower's failure to comply with the terms of this Agreement is a breach of contract giving the Bank the right to enforce monetary and other remedies.


                 (b) The Borrower hereby acknowledges and agrees that any amounts realized by the Bank by reason of the following may be applied to pay the obligations secured by the Deeds of Trust prior to being applied to pay the Borrower's obligations to reimburse the Bank for costs and expenses, including those incurred by the Bank in enforcing its rights and remedies under the provisions of this Article: (i) any payments made pursuant to any Security Instrument (other than payments made to the Bank for reimbursement of costs and expenses or for enforcement of its rights and remedies under the provisions of this Article); (ii) any foreclosure of any Deed of Trust or the other documents evidencing or securing the Loan (including any amounts realized by reason of any credit bid in connection with any such foreclosure); (iii) any conveyance in lieu of foreclosure; (iv) any other realization upon any security for the Loan; (v) any recoveries against the Borrower personally (except for recoveries against the Borrower for reimbursement of costs and expenses or enforcement of the Borrower's rights and remedies under this Article); and (vi) any recoveries against any person or entity other than the Borrower (including any guarantor) to the maximum extent permitted by applicable law.

                                 Section 11.    Miscellaneous


         11.1 Survival of Various Matters. All representations and warranties of the Borrower herein, and all covenants and agreements herein not fully performed before the date of this Agreement, shall survive the execution of this Agreement, delivery of the Note to the Bank and the making of advances hereunder.

         11.2 Notices. All notices, requests and communications hereunder shall be in writing and shall be sufficient in all respects if delivered or sent by registered or certified mail to the Borrower or the Bank, as the case may be, at their respective addresses set forth on the first page of this Agreement. Any party may, by proper written notice hereunder to the other party, change the address to which notices shall thereafter be sent to it.


         11.3 Successors and Assigns. All covenants and agreements herein contained by or on behalf of the Borrower shall bind its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.


         11.4 Renewals. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension or rearrangement of any part of the indebtedness originally represented by the Note.


         11.5 No Waiver. No course of dealing on the part of the Bank or its officers or employees, or any failure or delay by the Bank with respect to exercising any right, power or privilege of the Bank under this Agreement, the Note, or the other Security Instruments, shall operate as a waiver thereof. The rights and remedies of the Bank under this Agreement, the Note, and the other Security Instruments shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. No advance under the Revolving Line of Credit shall constitute a waiver of any of the conditions of the Bank's obligation to make further advances nor, in the event the Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding the Bank from thereafter declaring such inability to be an Event of Default as herein provided.


         11.6 Governing Law. This Agreement and the Note which may be issued hereunder shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Texas. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any Texas or Federal Court sitting in Dallas, Texas over any suit, action or proceeding arising out of or relating to any of the Security Instruments.


         11.7 Non-Subordination. The Note shall never be in a position subordinate to any indebtedness owing to any other creditor of the Borrower, except to the extent that such other creditor may hold a lien or liens on specific assets of the Borrower which do not constitute Collateral, or with the knowledge and written consent of the Bank.


         11.8 Consent to Deviation. The procedure to be followed by the Borrower to obtain the consent of the Bank to any deviation from the negative covenants in Section 4 shall be as follows:


                 (a) The Borrower shall send a written notice to the Bank setting forth (i) the covenants of Section 4 relevant to the matter, (ii) the requested deviation from the covenants involved, and
         (iii) the reason for the Borrower's request to deviate from the covenants; and

                 (b) The Bank, within ten (10) days after receiving the request, shall send a written notice to the Borrower, signed by the President, Vice-President or other senior officer of the Bank, permitting or refusing the request. Failure to send said notice in such time period shall be deemed refusal of said request.


         11.9 Exhibits. The Exhibits and Schedules attached to this Agreement are incorporated herein for all purposes, and shall be considered a part of this Agreement. Those exhibits are: Form of Note - Exhibit "A"; Form of Initial Deed of Trust - Exhibit "B"; Form of Supplement - Exhibit "C"; Form of Loan Application - Exhibit "D", Form of Certificate of Compliance - Exhibit "E", and Insurance Requirements - Exhibit "F"; the
schedule is: Exceptions to Representations and Warranties - Schedule "1".


         11.10 Payment on Non-Business Days. Except to the extent otherwise set forth herein, whenever (i) any payment to be made hereunder or under the Note or (ii) any certificate, report or financial statement is due on a day that is not a Business Day, such payment shall be made or such document shall be delivered on the next succeeding Business Day and such extension of time shall be included in the computation of interest due with any such payment.


         11.11 Severability. In the event any one or more of the provisions contained in this Agreement, the Note, or the other Security Instruments, or in any other instrument referred to herein or executed in connection with or as security for the Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Note, or the other Security Instruments, or any other instrument referred to herein or executed in connection with or as security for the Note. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall automatically be added a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and as may be valid, legal and enforceable.


         11.12 Controlling Document. Should a direct conflict exist between the specific terms of the Note, this Agreement or any of the other Security Instruments, the Note shall control over this Agreement and the other Security Instruments, and this Agreement shall control over the other Security Instruments and the exhibits attached to this Agreement.


         11.13 Savings Clause. Nothing contained in this Agreement or in the Note or in any other agreement or undertaking relating hereto shall be construed to obligate the Borrower, under any circumstances whatsoever, to pay interest in excess of the Maximum Rate. In the event that any sums received from the Borrower are at any time under applicable law deemed or held to provide a rate of interest in excess of the Maximum Rate, the effective rate of interest on the loans hereunder shall be deemed reduced to and shall be the Maximum Rate and the Borrower and all sureties, endorsers and guarantors shall accept as their sole remedy under such circumstances either the return of any sums of interest which may have been collected and which produced a rate in excess of the Maximum Rate, or the application of those sums as a credit against the unpaid principal amount of the Indebtedness, whichever remedy may be elected by the Bank. In addition, in the event that the Note is prepaid or the maturity of the Note is accelerated by reason of election by the Bank hereunder, then all unearned interest shall either be canceled or, if theretofore paid, shall either be returned to the Borrower or credited on the unpaid principal amount due under the Note, whichever action may be elected by the Bank.

         11.14 Participations and Assignments. The Bank shall have the right, at its sole discretion, at any time and from time to time, to assign its entire interest in, or to invite any Person to participate in portions of, the Revolving Line of Credit.


         11.15 Set Off. Upon the occurrence and during the continuance of any Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to apply an administrative hold or similar action against any and all deposits (general or special, time or demand, provisional or final) at any time held by the Bank for the credit or, the account of the Borrower, it being agreed that the Borrower shall not be entitled to access to any of such deposits until such time, if at all, that such Default is cured.
In addition to the foregoing, upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) , to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the Indebtedness, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Bank under this Section 11.15 are in addition to other rights and remedies (including, without limitation, other rights of set off) which the Bank may have.


         11.16 Form and Substance of Surveys, Appraisals and other Documents. All proceedings taken in connection with the transactions provided for herein, such as the preparation of Surveys, Appraisals and other documents required or contemplated by this Agreement, the other Security Instruments or otherwise, and the persons responsible for the execution and preparation thereof, all subcontractors, sureties, insurers and the forms of Construction Contracts, Sales Contracts and policies of insurance shall be satisfactory in form, substance and coverage to the Bank and the Borrower shall deliver to the Bank certified copies of all documents which it may request in connection herewith.


         11.17 Concerning the Revolving Line of Credit. The Revolving Line of Credit is (i) a "Business Loan" as that term is used in the Depository Institutions Regulation and Monetary Control Act of 1980, as amended, and (ii) for business, commercial, investment or similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.


         11.18 Concerning Representations and Warranties. No investigation at any time made by or on behalf of the Bank shall diminish its rights to rely upon the representations and warranties contained herein. All statements contained in any certificate or other instrument delivered by the Borrower or by any Person on behalf of the Borrower under or pursuant to this

Agreement or in connection with the transactions contemplated hereby, shall constitute additional representations and warranties made by the Borrower. The representations and warranties contained herein shall be true and correct at all times during the term hereof including, without limitation, at the time each Financial Statement is submitted by the Borrower to the Bank and at the time of each advance hereunder.

         11.19 Purpose and Effect of Bank Approval. The Bank's approval of any matter in connection with the Loan shall be for the sole purpose of protecting the Bank's security and rights. No such approval shall result in a waiver of any default of the Borrower. In no event shall the Bank's approval with respect to a particular matter hereunder be construed as a representation with regard to the matter itself being approved.


         11.20 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the Bank and the Borrower and their permitted successors and assigns. No trust fund is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.


         11.21 Authority to File Notices. The Borrower irrevocably appoints the Bank as its attorney-in-fact, with full power of substitution, to file for record, at the Borrower's cost and expense and in the Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that the Bank at its sole discretion may consider necessary or desirable to protect its security, if the Borrower fails to do so after demand by the Bank.


         11.22 Actions. The Bank shall have the right, but not the obligation, to commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Loan, the Property or any of the Security Instruments. The Borrower shall pay promptly on demand all of the Bank's out-of-pocket costs, expenses and reasonable legal fees and expenses of the Bank's counsel incurred in those actions or proceedings.


         11.23 Attorneys' Fees. If any lawsuit or arbitration is commenced which arises out of or relates to this Agreement, the Security Instruments or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees in the action or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any insolvency proceeding, the Borrower agrees to pay all of the Bank's costs and expenses, including reasonable attorneys' fees, which may be incurred in enforcing or protecting the Bank's rights or interests. From the time(s) incurred until paid in full to the Bank, all such sums shall bear interest at the Maximum Rate.


         11.24            [Intentionally Deleted.]


         11.25 Relationships With Other Bank Customers. From time to time, the Bank may have business relationships with the Borrower's customers, suppliers, contractors, tenants, partners, shareholders, officers or directors, or with businesses offering products or services similar to those of the Borrower, or with persons seeking to invest in, borrow from or lend to the Borrower.

The Borrower agrees that the Bank may extend credit to such parties and may take any action it may deem necessary to collect the credit, regardless of the effect that such extension or collection of credit may have on the Borrower's financial condition or operations. The Borrower further agrees that in no event shall the Bank be obligated to disclose to the Borrower any information concerning any other Bank customer.

         11.26 Disclosure to Title Company. Without notice to or the consent of the Borrower, the Bank may disclose to any title insurance company which insures any interest of the Bank under the Deeds of Trust (whether as primary insurer, coinsurer or reinsurers) any information, data or material in the Bank's possession relating to the Borrower, the Loan or the Property which such title insurance company needs in connection with its issuance or defense of such insurance.


         11.27 Improvement District. The Borrower shall not vote in favor of, or directly or indirectly advocate or assist in the incorporation of any part of the Property into any improvement or community facilities district, special assessment district or other district without the Bank's prior written consent in each instance.


         11.28 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement. Time is of the essence in the performance of this Agreement by the Borrower.


         11.29 Amendments. This Agreement may not be modified or amended except by a written agreement signed by the parties.


         11.30 Counterparts. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document.


         11.31 Language of Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party.


         11.32 No Oral Agreements. THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE BANK AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BANK AND THE BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BANK AND THE BORROWER.





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
         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

                                         NEWMARK HOMES, L.P.,
                                         a Texas limited partnership

                                         By:     Newmark Home Corporation,
                                                 a Nevada corporation,
                                                 General Partner

                                                 By:
                                                       -------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------

                                         BANK OF AMERICA TEXAS, N.A.

                                         By:
                                                       -------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------

                                   SCHEDULE 1



None.





                                       46